EXHIBIT 99.3

CENTRIC RX, INC. JUNE 30, 2007 FINANCIAL STATEMENTS

CENTRIC RX, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

June 30, 2007

C O N T E N T S

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
CENTRIC RX, INC.
Las Vegas, Nevada

We have audited the accompanying balance sheet of CENTRIC RX, INC. as of June 30, 2007, and the related statements of operations, stockholders' equity and cash flows for the periods ended June 30, 2007 and 2006 and from inception of the development stage on August 31, 2004 through June 30, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CENTRIC RX, INC. as of June 30, 2007 and 2006 and the results of their operations and their cash flows for the periods ended June 30, 2007 and 2006 and from inception of the development stage on August 31, 2004 through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company's deficit in working capital and losses raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC
Henderson, Nevada
July 31, 2007

2580 Anthem Village Drive, Henderson, NV 89052
Telephone (702) 588-5960 * Facsimile (702) 588-5979

CENTRIC RX, INC.
(A Development Stage Company)
Balance Sheet

ASSETS
June 30, 2007
CURRENT ASSETS

Cash	$57.45

Total Current Assets	57.45

OTHER ASSETS

Software	250,000.00
Less Accumulated Depreciation	(129,166.67)

Total Other Assets	120,833.33

TOTAL ASSETS	$120,890.78

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES

Due to – related party	$75,000.00

Total Current Liabilities	75,000.00

Total Liabilities	75,000.00

STOCKHOLDERS’ EQUITY

Common stock: 25,000,000 shares authorized of $0.0001
par value, 8,000,000 shares issued and outstanding	800.00

Additional paid-in capital	180,082.80

Deficit accumulated during the development stage	(134,992.02)

Total Stockholders’ Equity	45,890.78

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,890.78

The accompanying notes are an integral part of these financial statements.

CENTRIC RX, INC.
(A Development Stage Company)
Statements of Operations

	For the Periods Ended June 30,		From Inception of the Development Stage on August 31, 2004 through June 30,
	2007	2006	2007

NET SALES	-	-	-

COST OF SALES	-	-	-

GROSS MARGIN	-	-	-

EXPENSES

Depreciation expense	25,000.00	25,000.00	129,166.67
Bank service charges	63.00	48.00	279.00
Legal and Professional	-	-	325.00
Office expense	213.00	-	384.10
Miscellaneous	-	-	50.00
Postage & delivery	4.60	-	54.45
Rent	835.20	835.20	4,732.80

Total Expenses	26,115.80	25,883.20	134,992.02

LOSS BEFORE OTHER INCOME (EXPENSE)	(26,115.80)	(25,883.20)	(134,992.02)

NET LOSS	(26,115.80)	(25,883.20)	(134,992.02)

BASIC INCOME PER SHARE	(0.0031)	(0.0026)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	8,342,510	10,000,000

The accompanying notes are an integral part of these financial statements.

CENTRIC RX, INC.
(A Development Stage Company)
Statements of Stockholders’ Equity

			Additional	Stock
	Common Stock		Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	(Receivable)	Deficit	Total
Balance, August, 31, 2004	-	$-	$-	$-	$-	$-

Common stock issued	8,000,000	800.00	-	(75.00)	-	725.00
Common stock issued for software	2,000,000	200.00	174,800.00	-	-	175,000.00
Expenses paid – capital contribution	-	-	556.80	-	-	556.80
Net loss for the period ended
December 31, 2004	-	-	-	-	(5,218.42)	(5,218.42)

Balance, December 31, 2004	10,000,000	1,000.00	175,356.80	(75.00)	(5,218.42)	171,500.22

Collection on stock subscription receivable	-	-	-	75.00	-	75.00

Expenses paid – capital contribution	-	-	1,720.40	-	-	1,720.40

Net loss for the year ended
December 31, 2005	-	-	-	-	(51,891.40)	(51,891.40)

Balance, December 31, 2005	10,000,000	1,000.00	177,077.20	-	(57,109.82)	120,967.38

Expenses paid – capital contribution	-	-	1,670.40	-	-	1,670.40

Net loss for the year ended
December 31, 2006	-	-	-	-	(51,766.40)	(51,766.40)

Balance, December 31, 2006	10,000,000	1,000.00	178,747.60	-	(108,876.22)	70,871.38

Common stock returned to Treasury	(2,000,000)	(200.00)	200.00	-	-	-

Capital contributed	-	-	100.00	-	-	100.00

Expenses paid – capital contribution	-	-	1,035.20	-	-	1,035.20

Net loss for the period ended
June 30, 2006	-	-	-	-	(26,115.80)	(26,115.80)

Balance, June 30, 2007	8,000,000	$800.00	$180,082.80	$-	$(134,992.02)	$45,890.78

The accompanying notes are an integral part of these financial statements.

CENTRIC RX, INC.
(A Development Stage Company)
Statements of Cash Flows

	For the Periods Ended June 30,		From Inception of the Development Stage on August 31, 2004 through June 30,
	2007	2006	2007
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$26,115.80	$25,883.20	$134,992.02

Adjustments to reconcile net loss to net cash (used) by operating activities:
Depreciation expense	25,000.00	25,000.00	129,166.67
Non-compensated executive services	1,035.20	835.20	5,307.80

Net Cash (Used) by Operating Activities	(80.60)	(48.00)	(517.55)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Capital contribution	100.00	-	100.00
Proceeds from stock subscriptions	-	-	475.00

Net Cash Provided by Financing Activities	100.00	-	575.00

NET INCREASE (DECREASE) IN CASH	19.40	(48.00)	57.45

CASH AT BEGINNING OF YEAR	38.05	134.05	-

CASH AT END OF YEAR	$57.45	$86.05	$57.45

SUPPLEMENTAL SCHEDULE OF CASH FLOW ACTIVITIES

CASH PAID FOR:

Interest	$-	$-	$-
Income taxes	$-	$-	$-

NON-CASH FINANCING ACTIVITIES:

Capital contribution	$100.00	$-	$100.00
Common stock issued for software acquisition	$-	$175,000.00	$175,000.00
Due to related party related to software acquisition	$-	$75,000.00	$75,000.00

The accompanying notes are an integral part of these financial statements.

CENTRIC RX, INC.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Organization

The financial statements presented are those of Centric Rx, Inc. Centric Rx, Inc. was originally incorporated under the laws of the State of Nevada on August 31, 2004.  Centric Rx, Inc. was incorporated with the business intent of developing a business with the purpose of fulfillment and distribution of prescription medicines.

In December, 2004, Centric Rx, Inc. entered into an Asset Purchase Agreement to purchase certain assets from Dave Abbott and Richard Brugger, dba MTRXMD.com valued at $250,000.00 in exchange for 2,000,000 shares of Centric Rx, Inc. common stock and $75,000.00 due to Canada Pharmacy Express Ltd due on the initial financing of Centric Rx, Inc.

On June 28, 2007, Centric Rx, Inc. entered into a share exchange agreement with Worldwide Strategies Incorporated, a Nevada corporation (WWSI).  The agreement calls for Centric shareholders to receive an aggregate of up to 2,250,000 Post-Reverse split shares of WWSI Common Stock on a pro rata basis.  Each share of Centric that is issued and outstanding immediately prior to the exchange will be converted automatically into the right to receive 0.28125 Post-Reverse Split Shares of WWSI Common Stock.

The Company is in the development stage and is actively pursuing a merger with an operating company.

b.  Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a December 31 year end.

c.  Cash and Cash Equivalents

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

d.	Basic and Diluted Loss Per Share

	For the Periods Ended June 30,
	2007	2006
Income (numerator)	$(26,115.80)	$(25,883.20)
Shares (denominator)	8,342,510	10,000,000

Per share amount	$(0.0031)	$(0.0026)

The basic and diluted loss per share of common stock is based on the weighted average number of shares issued and outstanding during the period of the financial statements.   As a result, basic and diluted loss per share amounts are essentially the same for the periods ended June 30, 2007 and 2006.

CENTRIC RX, INC.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

f.  Provision for Taxes

At June 30, 2007, the Company had an accumulated tax deficit of approximately $134,992.02 which includes net operating loss carryforwards that may be offset against future taxable income through 2026.  No tax benefit has been reported in the financial statements as the Company believes there is a 50% or greater chance the net operating loss carryforwards will expire unused.  Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

The income tax benefit differs from the amount computed at the federal statutory rates of approximately 38% as follows:

	For the Periods Ended June 30,
	2007	2006
Income tax benefit at statutory rate	$52,647	$32,357
Change in valuation allowance	(52,647)	(32,357)

	$-	$-

Deferred tax assets (liabilities) are comprised of the following:

	For the Periods Ended June 30,
	2007	2006
Income tax benefit at statutory rate	$52,647	$32,357
Change in valuation allowance	(52,647)	(32,357)

	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in the future.

g.  Revenue Recognition

Revenue recognition policies will be determined when planned principle operations commence.

CENTRIC RX, INC.
(A Development Stage Company)
Notes to the Financial Statements
June 30, 2007

h.  Long Lived Assets

All long lived assets are evaluated yearly, or whenever events dictate, for impairment per SFAS 121.  Any impairment in value is recognized as an expense in the period when the impairment occurs.  The Company had no recognized impairment expense in 2006 or 2005.

i.   Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.  Advertising expense for the six months ended June 30, 2007 and 2006 was $ -0-, and $-0-, respectively.

NOTE 2 – RELATED PARTY TRANSACTIONS

During the six months ended June 30, 2007 and 2006, related parties advanced for the Company $1,035.20 and $835.20 respectively.  The proceeds were used for general corporate purposes.

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has incurred a loss for the period ended June 30, 2007 which has resulted in an accumulated deficit of $ 134,992.02 at June 30, 2007 which raises substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

NOTE 4 - SUBSEQUENT EVENTS

On July 8, 2007 Centric Rx, Inc. obtained an Understanding of Contract Agreement with Great American Discount Buyers Association with the purpose of creating avenues from which state of the art marketing techniques are implemented and products are developed.